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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the proxy statement/prospectus of Quantum Corporation and Meridian Data, Inc. that is made a part of the Registration Statement (Form S-4) of Quantum Corporation for the registration of shares of Quantum DLT & Storage Systems Group common stock and Quantum Corporation Hard Disk Drive Group common stock and to the use of our reports dated April 26, 1999 except for Note 15, as to which the date is July 23, 1999 with respect to the combined financial statements of DLT & Storage Systems Group and Hard Disk Drive Group included therein, and to the incorporation by reference therein of our report dated April 26, 1999, with respect to the consolidated financial statements of Quantum Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young llp

Palo Alto, California
August 6, 1999